Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2009 (May 12, 2009 as to the effects of the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 described in Note 1), relating to the consolidated financial statements and financial statement schedule (Schedule II – Valuation and Qualifying Accounts) of Cliffs Natural Resources Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards), and our report dated February 26, 2009 on the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting for the year ended December 31, 2008, appearing in the Current Report on Form 8-K of Cliffs Natural Resources Inc. filed on May 12, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

May 12, 2009